UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2023

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of Management Succession Plan

On October 17, 2023, Mercantile Bank Corporation (“Mercantile”) announced that Robert B. Kaminski, Jr. intends to retire as President and Chief Executive Officer of Mercantile and Raymond E. Reitsma will be appointed to those positions effective June 1, 2024. Mr. Kaminski also intends to retire as Chief Executive Officer of Mercantile’s wholly-owned subsidiary, Mercantile Bank (the “Bank”). Mr. Kaminski will continue to serve as a director of the Board of Directors of Mercantile following Mr. Reitsma’s appointment. Mr. Reitsma will continue in his current role as Executive Vice President and Chief Operating Officer of Mercantile until June 1, 2024. Mr. Reitsma’s role as President of the Bank will not be affected by the management succession plan.

A copy of the press release announcing the management succession plan is attached as Exhibit 99.1 to this report and is incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation dated October 17, 2023, announcing management succession plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation
By:	/s/ Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer

Date: October 17, 2023

Exhibit Index

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation dated October 17, 2023, announcing management succession plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)